Exhibit 8.2

[Letterhead of Andrews Kurth LLP]

September 2, 2005

Gateway Holding Company, Inc.

12655 North Central

Dallas, Texas 75243

Ladies and Gentlemen:

We have acted as special counsel to Gateway Holding Company, Inc. (“Gateway”), a Texas corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (“BHC Act”), in connection with the merger (the “Merger”) of Gateway with and into Texas United Bancshares, Inc. (“Texas United”), a Texas corporation and a financial holding company pursuant to Gramm-Leach-Bliley Act and a bank holding company registered under the BHC Act, pursuant to the terms of the Agreement and Plan of Reorganization dated as of May 2, 2005 by and among Texas United and Gateway (the “Merger Agreement”). Texas United has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 with respect to the Merger (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is delivered pursuant to Section 12.3 of the Merger Agreement.

Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Merger Agreement, the Registration Statement and the officer’s certificates delivered to us by Gateway and Texas United. We have also assumed that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification. Any inaccuracies in any of the aforementioned statements, representations or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion.

In rendering our opinion, we have assumed the Merger will occur in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement, and there are no arrangements other than those set forth in the Merger Agreement between the parties thereto. Our opinion is based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. We provide no assurance that the legal authorities upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement is declared effective.

Board of Directors

September 2, 2005

Based on the foregoing and subject to the limitations and assumptions stated in the Registration Statement and set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Merger, when consummated in accordance with the terms of the Merger Agreement, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

Our opinion is limited to the matters set forth herein, and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to any federal income tax consequences of the Merger other than those specifically set forth herein, or the ownership of Texas United Common Stock under any foreign, state or local tax law.

Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Finally, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP

Andrews Kurth LLP